                                                                 Exhibit (b)(2)



                              Delaware Otsego Corp.

                     PRESENTATION TO THE BOARD OF DIRECTORS


                                 August 17, 1997


                                SMITH BARNEY INC.

                                  CONFIDENTIAL

                       MATERIAL FOR THE BOARD OF DIRECTORS

                                       OF

                              DELAWARE OTSEGO CORP.



The following pages contain material provided to the Board of Directors of Delaware Otsego Corp. ("Delaware") by Smith Barney Inc. ("Smith Barney") in connection with the potential business combination involving Delaware. The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of Delaware and not with a view toward public disclosure under state and federal securities laws or otherwise. The information contained in this material was obtained from Delaware and other sources. Any estimates and projections for Delaware contained herein have been prepared by the management of Delaware or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Delaware as the Board of Directors and, accordingly, neither Delaware nor Smith Barney nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Delaware.

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
TABLE OF CONTENTS


                                                                           TAB
                                                                           ---

Transaction Summary   .................................................     1

Summary of Market Process .............................................     2

Delaware Overview   ...................................................     3

Valuation Overview   ..................................................     4

Exhibits

Comparable Company Trading Analysis   .................................     A

Comparable Transactions   .............................................     B

                                      TAB 1

                               TRANSACTION SUMMARY

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
TRANSACTION SUMMARY



STRUCTURE:                 -        Cash tender offer into a voting trust with a
                                    minimum condition of 66.67% of the shares outstanding

CONSIDERATION:             -        $22.00 per share in cash for approximately
                                    80% of the shares outstanding or an
                                    enterprise value of approximately $65
                                    million

                                    -  Price represents:

                                       -  6.0% premium over the 7/29/97 price
                                          (confirmation of discussions)
                                       -  18.9% premium over the 7/15/97 price
                                          (1 month)
                                       -  31.3% premium over the 5/15/97 price
                                          (3 months)
                                       -  137.0% premium over the 2/15/97 price
                                          (6 months)

STOCK OPTIONS:             -        Each outstanding option, whether or not
                                    exercisable, shall be entitled to receive the difference between $22.00 and the exercise price

TAX/ACCOUNTING TREATMENT:  -        The transaction will be taxable to DOC
                                    shareholders and accounted for under
                                    purchase accounting treatment

TRANSACTION PROTECTIONS:   -        Standard fiduciary outs
                           -        $3 million break-up fee

CONDITIONS TO CLOSE:       -        No material adverse change
                           Other customary conditions to closing

                                      TAB 2

                            MARKETING PROCESS SUMMARY

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
PROCESS SUMMARY



[TRIANGLE GRAPHIC]

14 Potential Buyers Contacted
 6 Confidential Memorandums Sent
 2 Indications of Interest Received (1)
Meetings & extensive Negotiations with 2 Potential Buyers.
Due Diligence was Performed
Sign agreement w/CSX Group



Notes:
(1) 2 Indications of Interest Received for TP&W.

                                      TAB 3

                                DELAWARE OVERVIEW

\CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
TRADING HISTORY

LATEST TWELVE MONTHS

[Two line charts, one showing closing price per day for the past twelve months, and the other showing trading volume per day for the past twelve months, plotting the following data:]



DATE      PRICE        VOLUME        DATE      PRICE        VOLUME            DATE      PRICE        VOLUME
----     -------      --------       ----      -----        ------            ----      -----        ------
1996                                 1996
8/1      8 21/64      2625           12/30                                    5/26
8/2                                  12/31    9 17/32        315              5/27      18 1/2       7000

                                     1997

                                     1/1                                      5/28      19 3/4      11000
8/5                                  1/2                     525              5/29      21 3/4      31200
8/6                                  1/3      9 11/64       1470              5/30      19 3/4       7800
8/7      8 21/64      1050
8/8      7 55/64      2310           1/6                                      6/2       22           8900
8/9                                  1/7                                      6/3       21 1/4       6400
                                     1/8                                      6/4       20 1/2       7800
8/12     8 3/32       5985           1/9                                      6/5       19           4200
8/13     8 3/32        945           1/10     9 17/32        525              6/6       19           3100
8/14     7 55/64       315
8/15     7 55/64       525           1/13     9 9/32        1995              6/9       19          10100
8/16     8 3/32        525           1/14                                     6/10      19           3800
                                     1/15     9 9/32        2310              6/11      21           8000
8/19                                 1/16     9 41/64       1050              6/12      20           1400
8/20                                 1/17     9 37/64       1365              6/13      19           2400
8/21
8/22                                 1/20
8/23                                 1/21      9 49/64       420              6/16      19           6400
                                     1/22                                     6/17      19           4600
8/26                                 1/23      9 49/64      1050              6/18      20          13700
8/27     7 5/8        1050           1/24      9 49/64      2490              6/19      18 1/4       7600
8/28   H 8 21/64       630                                                    6/20      17 1/2       2500
8/29     7 5/8         105           1/27      9 9/32       3465
8/30     7 3/8         210           1/28      10           1575              6/23      19 1/2       2900
                                     1/29      9 9/32       1575              6/24      18 1/4       1200
9/2                                  1/30                                     6/25      18 1/2      17800
9/3                                  1/31                                     6/26      19 1/2        900
9/4      7 47/64      3255                                                    6/27      18 1/8      10200
9/5                                  2/3
9/6                                  2/4       9 9/32       1575              6/30      18 1/2       9700
                                     2/5       9 9/32       1050              7/1       18 3/8      17000
9/9      8 3/32       1575           2/6       9 49/64       105              7/2       19          10600
9/10     7 3/8         315           2/7       9 3/64       2205              7/3       18 3/4        200
9/11                                                                          7/4
9/12     8 3/32       1260           2/10
9/13     8 3/32        210           2/11      9 11/64      1680              7/7       18  5/8     13000
                                     2/12      9 49/64      1155              7/8       18 1/2      17900
9/16     7 9/64        210           2/13      10           6300              7/9       18 1/2       3000
9/17     8 3/32        315           2/14      9 9/32       1050              7/10      18          12000
9/18                                                                          7/11      18           1500
9/19     7 5/8         210           2/17
9/20     8 3/32        840           2/18      9 9/32       1260              7/14      18           2600
                                     2/19      10           1260              7/15      18 1/2       2500
9/23     7 5/8        2625           2/20      9 17/32       525              7/16      18 1/4       6100
9/24     7 5/8        3150           2/21      9 9/32       8925              7/17      18           4800
9/25                                                                          7/18      18 1/4       6500
9/26     7 3/8         840           2/24      10 15/64     2100
9/27     8 3/32       1260           2/25      9 17/32      7980              7/21      19           4600
                                     2/26      10 1/2        300              7/22      19 1/2      17600
9/30     7 3/8        5460           2/27                                     7/23      19 1/2       4400
10/1     7 51/64      3150           2/28      10            500              7/24      19 1/8       6800
10/2     8 3/32        105                                                    7/25      19           5600
10/3     7 55/64      5250           3/3       11          16100
10/4     7 5/8         525           3/4       13 3/8      18400              7/28      20 3/4      27300
                                     3/5       15 3/4      45100              7/29      20 3/4       5300
10/7     7 3/8         105           3/6       15 3/4      14000              7/30      22          49100
10/8                                 3/7       15 3/4       6700              7/31      23 1/4      51300
10/9     7 3/8         105                                                    8/1     H 24          21300
10/10    7 55/64      5460           3/10      15          27100
10/11  L 7 9/64        315           3/11      13 1/2      16100              8/4       22 3/4      39500
                                     3/12      14 3/4       6200              8/5       22 1/4       9100
10/14  L 7 9/64        420           3/13      14           8400              8/6       23 1/4      14500
10/15    7 55/64      3990           3/14      14 1/2       9500              8/7       23 5/8      10100
10/16    7 5/8        7245                                                    8/8       23           7800
10/17    8 3/32        210           3/17      14 7/8       9500
10/18    7 5/8        3465           3/18      15           9000              8/11      21           6000
                                     3/19      16          25000              8/12      20           9800
10/21    8 37/64      5250           3/20      16 1/2       6200              8/13      21           1200
10/22    8 13/16       525           3/21      15 3/8      21000              8/14      21          17200
10/23    8 13/16      9975                                                    8/15      22           5800
10/24    9 3/64        840           3/24      16 1/2       5300
10/25    8 3/32       1155           3/25      16 3/4       5500              8/18      20 7/8      15200
                                     3/26      16 1/2      11000              8/19      21 3/4      11900
10/28    8 37/64       525           3/27      16 1/4       4800              8/20      21 7/86      8200
10/29    8 3/32        105           3/28                                     8/21      21 9/16     29300
10/30    8 11/16      3045
10/31                                3/31      16 1/2       3300
11/1     9 3/64        525           4/1       17           2200
                                     4/2       16 1/2       1600
11/4     9 3/64        105           4/3       16           8400
11/5     9 3/64       1050           4/4       16           1900
11/6     9 9/32       8610
11/7     9 17/32      1785           4/7       16 1/8       2700
11/8     10            105           4/8       16 1/4       5300
                                     4/9       15 1/4       1800
11/11    9 3/64        420           4/10      15 1/2       5200
11/12    10 15/64     1260           4/11      15 1/4       6900
11/13    10          15015
11/14    10 15/32     1050           4/14      15 1/4       1300
11/15                                4/15      16          13300
                                     4/16      15 1/2        700
11/18    9 49/64      1575           4/17      16            500
11/19    9 49/64       210           4/18      16           1500
11/20    9 17/32      7350
11/21    9 17/32      4830           4/21      15 1/4       2500
11/22    9 41/64      2100           4/22      15 1/4        600
                                     4/23      15           1700
11/25    9 41/64      2100           4/24      15 1/4       8200
11/26    9 9/32        105           4/25      15            800
11/27    9 9/32        630
11/28                                4/28      15 1/4       1500
11/29                                4/29      16           7700
                                     4/30      15 3/4       1000
12/2                                 5/1       16            400
12/3                                 5/2       16 5/8       6200
12/4     9 9/32        105
12/5     9 9/32       8085           5/5       16 1/2       4300
12/6     9 3/64       1155           5/6       16 1/2       1500
                                     5/7       16 9/16      2300
12/9     9 9/32        105           5/8       17           1100
12/10    9 9/32        735           5/9       17           8400
12/11    9 13/32      9975
12/12    9 17/32      9585           5/12      16 1/2       7400
12/13    9 3/64        525           5/13      17           3100
                                     5/14                   1000
12/16    9 21/64      3045           5/15      15 3/4        400
12/17    9 3/64        420           5/16      16 1/2       2200
12/18    9 3/64        315
12/19    9 3/64        210           5/19      16 1/2       4200
12/20    9 17/32       105           5/20      16 3/4       3300
                                     5/21      17 1/4        800
12/23                                5/22      17          15900
12/24    9 17/32       525           5/23      18          14600
12/25
12/26    9 3/64        630
12/27    9 11/64      1260




3/6/97: Delaware Otsego's shares increase on potential benefits from Conrail split

4/3/97:  Delaware Otsego reports Q4 Net Income of $11,555 versus loss of
         $499,728

5/3/97:  Delaware Otsego reports Q1 loss of $690,796 versus $974,267 loss

7/15/97: The ending of the Conrail tender offer sends Delaware Otsego's stock higher csx announces it has submitted an offer to Delaware


        9-Sep-96   23-Oct-96   6-Dec-96   21-Jan-97   6-Mar-97   21-Apr-97  4-Jun-97   18-Jul-97


                Daily Prices: August 14, 1996 to August 15, 1997

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
TRADING HISTORY

LATEST THREE MONTHS

[Two line charts, one showing closing price per day for the past three months, and the other showing trading volume per day for the past three months, plotting the following data:]



DATE      PRICE       VOLUME                  DATE      PRICE       VOLUME
----      -----       ------                  ----      -----       ------

5/22      17          15900                   7/7       18  5/8     13000
5/23      18          14600                   7/8       18 1/2      17900
                                              7/9       18 1/2       3000
5/26                                          7/10      18          12000
5/27      18 1/2       7000                   7/11      18           1500
5/28      19 3/4      11000
5/29      21 3/4      31200                   7/14      18           2600
5/30      19 3/4       7800                   7/15      18 1/2       2500
                                              7/16      18 1/4       6100
6/2       22           8900                   7/17      18           4800
6/3       21 1/4       6400                   7/18      18 1/4       6500
6/4       20 1/2       7800
6/5       19           4200                   7/21      19           4600
6/6       19           3100                   7/22      19 1/2      17600
                                              7/23      19 1/2       4400
6/9       19          10100                   7/24      19 1/8       6800
6/10      19           3800                   7/25      19           5600
6/11      21           8000
6/12      20           1400                   7/28      20 3/4      27300
6/13      19           2400                   7/29      20 3/4       5300
                                              7/30      22          49100
                                              7/31      23 1/4      51300
6/16      19           6400                   8/1     H 24          21300
6/17      19           4600
6/18      20          13700                   8/4       22 3/4      39500
6/19      18 1/4       7600                   8/5       23 1/4       9100
6/20      17 1/2       2500                   8/6       23 1/4      14500
                                              8/7       23 5/8      10100
6/23      19 1/2       2900                   8/8       23           7800
6/24      18 1/4       1200
6/25      18 1/2      17800                   8/11      21           6000
6/26      19 1/2        900                   8/12      20           9800
6/27      18 1/8      10200                   8/13      21           1200
                                              8/14      21          17200
6/30      18 1/2       9700                   8/15      22           5800
7/1       18 3/8      17000
7/2       19          10600                   8/18      20 7/8      15200
7/3       18 3/4        200                   8/19      21 3/4      11900
7/4                                           8/20      21 7/8       8200
                                              8/21      21 9/16     29300







5/29: Rumors that CSX and NS may be looking at Delaware as a possible takeover candidate.

7/31: Discussions between CSX/NS and were made public and Delaware confirmed the discussions.

8/11: CSX/NS/Rich announce that they have formally communicated an offer to Delaware at $19/share.




        22-May-97  3-June-97  13-Jun-97   25-Jun-97   7-Jul-97  17-Jul-97 29-Jul-97  8-Aug-97

                        Daily Prices: May 15, 1997 to August 15, 1997


CONFIDENTIAL                                      DELAWARE OTSEGO CORP.
---------------------------------------------------------------------
TRADING HISTORY


                              [BAR CHART GRAPHIC]

PERCENT OF TOTAL VOLUME TRADED AT SPECIFIED PRICES
-- LATEST TWELVE MONTHS

                 August 16, 1996 to August 15, 1997


            DAILY CLOSING        PERCENT TRADED
                 7-9                 6.28%

P                9-11               11.36%           P
E                                                    E
R   -25          11-13               1.29%     -25   R
C                                                    C
E   -20          13-15               5.47%     -20   E
N                                                    N
T   -15          15-17              23.48%     -15   T

    -10          17-19              15.20%     -10
T                                                    T
R   - 5          19-21              13.83%     - 5   R
A                                                    A
D   - 0          21-23              13.92%     - 0   D
E                                                    E
D                23-25               9.17%           D


Graph shown 1,244,715 cumulative shares, 68% of 1,831,000 shares outstanding at reported on 8/15/97.

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
FINANCIAL STATEMENTS SUMMARY
(Figures in thousands)


                                                         Historical                          Projected(1)
                                        --------------------------------------------         ------------
                                          1994       1995         1996       LTM (2)             1997
                                        -------    --------      --------   --------         ------------
Income Statement Data:

Revenues (3)                            $27,462    $34,323       $32,281    $32,317          $32,087
Operating income (loss)                  (2,459)    (1,562)         (789)       454            1,183
  Operating margin                         -9.0%      -4.5%         -2.4%       1.4%             3.7%
Net income (4)                           (2,650)    (1,584)       (1,394)      (712)              94
  Net income margin                        -9.7%      -4.6%         -4.3%      -2.2%             0.3%

Depreciation & Amortization             $ 3,885    $ 4,186       $ 4,604    $ 4,740          $ 4,949

EBITDA                                    1,426      2,624         3,815      5,194            6,132
Cash flow                                 1,235      2,602         3,210      4,028            5,043

Balance Sheet Data:

Cash                                                                         $ 1,297         $ 1,431
Total debt                                                                   $19,504          19,544
Shareholder's equity                                                         $35,062          42,152

Notes:
------------------

(1) Based on Management's projections. Management did not prepare projections past 1997 due to the expiration of the CSX agreement.

(2) As of June 30, 1997.

(3) Excludes Real Estate Revenue.

(4) Excludes Gain on Sale of Property, Equipment & Other

                                      TAB 4

                               VALUATION OVERVIEW

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
VALUATION SUMMARY


                                  [BAR GRAPH]

$4.00      $9.00      $14.00     $19.00     $24.00     $29.00     $34.00

Comparable Companies(1)(2)............................  $17.27 -- $22.50

Precedent Transactions(1)(2)..........................  $16.35 -- $21.37

52-Week Price Range...................................  $ 7.14 -- $24.50

CSX Offer.............................................  $22.00

Notes:
-----------------
(1) Valuation is dependent on Delaware's ability to resolve long-term revenue issues.
(2) Valuation ranges exclude Operating Income and Net Income multiples due to Delaware's lack of operating income and net income.

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
VALUATION ANALYSIS
(Figures in thousands, except per share data)

Shares Outstanding        2,332
Total Debt              $19,504
 w/o convertible        $15,924
Total Cash               $1,297

                                                        Implied per
                                                        Share Values
                                                      ------------------
Methodology               Adj. Range         Data            Range
-----------            ----------------   ---------   -------------------
Comparable Companies
-------------------------------------------------------------------------

LTM Revenue              2.0 --     2.4   $32,316.7   $21.17 --    $27.26
LTM EBITDA               8.8 --    10.8     5,194.0    13.37 --     17.74
LTM Operating Income    13.5 --    16.5       454.0       NA --     NA
1997E Net Income        13.0       15.8        94.2     0.52         0.64

-------------------------------------------------------------------------
Reference range -
Revenue and EBITDA                                    $17.27       $22.50
-------------------------------------------------------------------------

PRECEDENT TRANSACTIONS
-------------------------------------------------------------------------
LTM Revenue             1.9 --      2.3   $32,316.7   $19.92 --    $25.74
LTM EBITDA              8.6 --     10.5     5,194.0    12.77 --     17.00
LTM Operating Income   11.3 --     13.9       454.0       NA --        NA
1997E Net Income       15.6 --     19.0        94.2     0.63         0.77

-------------------------------------------------------------------------
Reference range -
Revenue and EBITDA                                    $16.35       $21.37
-------------------------------------------------------------------------

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
---------------------------------------------------------------------------------------------------------------------
VALUATION MATRIX
(Figures in millions, except per share data)



Purchase Price per Share           $19.00       $20.00        $21.00        $22.00        $23.00        $24.00
Premium to Market                  -13.6%        -9.1%         -4.5%          0.0%          4.5%          9.1%
Common Shares Outstanding           1.831        1.831         1.831         1.831         1.831         1.831
Options
  Options Outstanding(1)            0.243        0.243         0.243         0.243         0.243         0.243
  Strike Price(1)                   $8.76        $8.76         $8.76         $8.76         $8.76         $8.76
  Treasury Method Shares            0.131        0.137         0.142         0.146         0.151         0.154
Convertible Debt
  Shares from Convertible Debt      0.355        0.355         0.355         0.355         0.355         0.355
Fully Diluted Shares Outstanding    2.317        2.323         2.328         2.332         2.337         2.340
                                   ======       ======        ======        ======        ======        ======
Total Equity Value                  $44.0        $46.5         $48.9         $51.3         $53.7         $56.2

Net Debt(2)                          15.9         15.9          15.9          15.9          15.9          15.9

Total Enterprise Value              $60.0        $62.4         $64.8         $67.3         $69.7         $72.1
                                   ======       ======        ======        ======        ======         ======



                                                                              Comparable Regionals      Precedent Transactions
                                                                               Mean        Range         Mean         Range


LTM Revenue           $32.3
  Multiple                      1.9x    1.9     2.0x    2.1x    2.2x    2.2x   2.20x    1.80x    2.90x    2.10x    0.80x    3.30x
LTM EBITDA             $5.2
  Multiple                    11.55   12.01   12.48   12.95    13.42  13.88    9.80x    7.00x   13.40x    9.50x    7.90x   13.80x
LTM Operating
 Income                $0.5
  Multiple                    132.1   137.4   142.8   148.1    153.5  158.8   15.00x   10.60x   18.80x   12.60x    7.10x   20.50x
LTM Net Income         $0.1
  Multiple                    467.4   493.1   518.9   544.7   570.5   596.3   23.90x   17.80x   35.10x   20.20x   12.60x   26.30x
1997E Net
 Income(3)             $2.3
  Multiple                     25.6    26.7    27.7    28.7    29.8    30.8   14.40x   11.80x   16.90x   17.30x   14.50x   20.10x



__________________________________
(1) Per Delaware Management
(2) Based on 6/30/97 10Q
(3) Per Management's internal projections.

                                    EXHIBITS

                                      TAB A

                       COMPARABLE COMPANY TRADING ANALYSIS

CONFIDENTIAL                                              DELAWARE OTSEGO CORP.
-------------------------------------------------------------------------------
TRADING MULTIPLES OF SELECTED RAILROADS
(Figures in millions, except per share data)


                                                                                                                 MARKET VALUE /
                                                                            PRICE  / EARNINGS(1)            AFTER-TAX CASH FLOW(2)
                                          CLOSE       DIV.     MARKET    ---------------------------     -------------------------
                                         8/15/97     YIELD     VALUE      LTM       1997E      1998E      LTM      1997E     1998E
                                        ------------------------------------------------------------------------------------------
Emons Trans. Group, Inc. (EMON)           $3.13      0.0%      $18.1      53.9       N/A         N/A      9.9       N/A       N/A
Prov. & Worcester Railroad Co. (PWRR)    $12.25      1.0%      $27.5      17.8       N/A         N/A      6.7       N/A       N/A

RailAmerica, Inc. (RAIL)                  $4.50      0.0%      $37.9      35.1       11.8        8.2     12.0       N/A       N/A
Railtex, Inc. (RTEX)                     $19.13      0.0%     $175.0      18.7       16.9       12.7      7.6       N/A       N/A

                                          MEAN:                           23.9       14.4       10.4      9.0
                                          MEDIAN:                         18.7       14.4       10.4      8.7
                                          HIGH:                           35.1       16.9       12.7     12.0
                                          LOW:                            17.8       11.8        8.2      6.7






                                                                                       ADJUSTED MARKET VALUE /
                                                                          -----------------------------------------------------
                                                     ADJ.                          LTM                          1997E (4)
                                         TANG.      MARKET                -----------------------------------------------------
                                          B.V.      VALUE(3)     REV.      EBITDA           OP. INC.         EBITDA     OP. INC.
                                         ---------------------------------------------------------------------------------------
Emons Trans. Group, Inc. (EMON)           3.0        $28.6       1.8        9.7                17.5             N/A       N/A
Prov. & Worcester Railroad Co. (PWRR)     0.8        $41.2       1.9        7.0                10.6             N/A       N/A

RailAmerica, Inc. (RAIL)                  2.0        $79.3       2.9       13.4                18.8             N/A       N/A
Railtex, Inc. (RTEX)                      1.4       $293.6       2.3        8.9                13.2             N/A       N/A

                                          1.8                    2.2        9.8                15.0
                                          1.7                    2.1        9.3                15.4
                                          3.0                    2.9       13.4                18.8
                                          0.8                    1.8        7.0                10.6



                                                        OP. LEASE ADJ.
                                                        MARKET VALUE /
                                         OP. LEASE   -----------------
                                           ADJ.            EBITDAR
                                          MARKET     ----------------
                                         VALUE(5)       LTM     1997E
                                        -----------------------------
Emons Trans. Group, Inc. (EMON)           $35.3        8.7       N/A
Prov. & Worcester Railroad Co. (PWRR)     $44.8        6.9       N/A

RailAmerica, Inc. (RAIL)                  $84.0       12.6       N/A
Railtex, Inc. (RTEX)                     $315.5        8.6       N/A

                                                       9.2
                                                       8.7
                                                      12.6
                                                       6.9


NOTES:

(1)  Wall Street earnings estimates.

(2) Cash flow defined as net income plus deferred income taxes and depreciation and amortization.

(3) Adjusted market value defined as market value of equity plus total debt, minority interest and preferred stock less cash and equivalents.

(4) EBITDA and EBIT projections from Value Line and other Wall Street research; in cases where no estimates are available, projections have been extrapolated from earnings estimates and LTM operating margins.

(5) Adjusted market value has been restated to include operating lease expense on revenue equipment, capitalized at 6 times, in order to reflect "off-balance" sheet operating lease financing.

Note: Where applicable, company latest twelve months operating data has been adjusted to exclude extraordinary or one-time gains/losses.

Note: Italics indicate outlier excluded from the summary calculation.

Confidential                                              DELAWARE OTSEGO CORP.
--------------------------------------------------------------------------------
OPERATING STATISTICS OF SELECTED RAILROADS
(Figures in millions, except per share data)

                                        RAILROAD SEGMENT                           CONSOLIDATED
                                    ------------------------   ----------------------------------------------           EST. 5YR
                                    % OF LTM          LTM        LTM                  AS A % OF LTM REVENUE             NET INC.
                                     REVENUE       OP. RATIO   REVENUE    EBITDAR      EBITDA     OP. INC.    NET INC.  GROWTH(1)
                                     ---------------------------------------------------------------------------------  ---------
Emons Trans. Group, Inc.             100.0%         89.5%       $ 15.6     26.0%       18.9%       10.5%       2.2%       N/A
(EMON)
Prov. & Worcester Railroad           100.0%         82.1%       $ 21.6     29.8%       27.0%       17.9%       7.1%       N/A
Co. (PWRR)
RailAmerica, Inc. (RAIL)             46.9%          70.0%       $ 27.6     24.2%       21.4%       15.3%       3.9%       20.0%
Railtex, Inc. (RTEX)                 100.0%         82.5%       $126.7     28.9%       26.1%       17.5%       7.4%       16.4%

                                     --------------------------------------------------------------------------------------------
                                     MEAN:                                 27.3%       23.3%       15.3%       5.1%       18.2%
                                     MEDIAN:                               27.5%       23.7%       16.4%       5.5%       18.2%
                                     HIGH:                                 29.8%       27.0%       17.9%       7.4%       20.0%
                                     LOW:                                  24.2%       18.9%       10.5%       2.2%       16.4%
                                     -------------------------------------------------------------------------------------------


                                                         BALANCE SHEET DATA                CREDIT QUALITY STATISTICS
                                       EST. 1998      --------------------------       ---------------------------------
                                      P/E RATIO /     TOTAL      TOTAL     BOOK        DEBT /      EBITDA /      DEBT /
                                       GROWTH         ASSETS     DEBT      VALUE       CAP.(2)     INT. EXP.     EBITDA
                          -----------------------     --------------------------       ---------------------------------
Emons Trans. Group, Inc.                 N/A          $ 23.7    $ 12.0     $  6.1       66.2%        2.9          4.1
(EMON)
Prov. & Worcester Railroad               N/A          $ 67.9    $ 13.8     $ 36.1       27.6%        4.3          2.4
Co. (PWRR)
RailAmerica, Inc. (RAIL)                 40.9%        $ 77.7    $ 42.8     $ 22.4       65.7%        2.5          7.3
Railtex, Inc. (RTEX)                     77.2%        $291.8    $121.5     $124.3       49.4%        4.2          3.7

                          ----------------------------------------------------------------------------------------------
                          MEAN:          59.1%                                          52.2%        3.5          4.3
                          MEDIAN:        59.1%                                          57.6%        3.6          3.9
                          HIGH:          77.2%                                          66.2%        4.3          7.3
                          LOW:           40.9%                                          27.6%        2.5          2.4
                          ----------------------------------------------------------------------------------------------

NOTES:
(1) Median Wall Street estimates.
(2) Total capitalization defined as total debt plus minority interest, preferred stock, common shareholders' equity and deferred income taxes.
Note: Where applicable, company latest twelve months operating data has been adjusted to exclude extraordinary or one-time gains/losses.
Note:   Italics indicate outlier excluded from the summary calculation.

================================================================================



                                      TAB B

================================================================================



                   ------------------------------------------
                             COMPARABLE TRANSACTIONS
                   ------------------------------------------

CONFIDENTIAL                                               DELAWARE OTSEGO CORP.
--------------------------------------------------------------------------------
SELECTED COMPARABLE TRANSACTIONS IN THE RAILROAD INDUSTRY
(Figures in millions, except per share data)

                                                                                           Purchase Price as a Multiple of:
                                                                                       ---------------------------------------------
                                                                                            Net Income
Annc.     Target /                                            Purchase   Transaction    -------------------      Tang.     After Tax
Date         Acquiror                                          Price        Value       LTM       1Yr. Fwd.     Bk. Val.   Cash Flow
--------- --------------------------------------------------  --------   -----------   -----      ---------     --------   ---------
 10/15/96 Conrail Inc. /                                      $10,200      $12,261     22.7x       20.1x         3.5x        13.7x
            Joint Acquirors (Norfolk Southern and CSX Corp.)

  8/2/95 Southern Pacific Rail Corp. /                        $4,037       $5,612       Neg.         N/A         3.8x        36.7x
            Union Pacific Corp. (1)

 3/10/95 Chicago & North Western Trans. Co. /                 $2,197       $3,220      26.2x         N/A         7.0x        13.3x
            Union Pacific Corp.

 6/29/94 Santa Fe Pacific Corp. - Rail Oper. /                $3,748       $4,836      26.3x         N/A         3.4x        11.5x
            Burlington Northern

 8/13/93 Amoskeag Co. (2) /                                     $139         $770      21.4x         N/A         1.2x         3.4x
            Fieldcrest Cannon Inc.

 9/21/92 MidSouth Corp.(2) /                                    $210         $346      20.6x       17.2x         3.5x         9.9x
            Kansas City Southern Ind.

  1/8/92 Fox River Valley Railroad /                             $54          $63      17.6x         N/A         1.3x        10.0x
            Wisconsin Central

 9/14/90 RF&P Corp. (Railroad Oper.) /                          $135         $122      14.3x         N/A         1.1x          N/A
              CSX Corp. (3)

10/19/89 Soo Line Corp. /                                       $204         $509        N/A      121.5x         0.8x          N/A
              Canadian Pacific

  6/6/89 CNW Railway /                                          $933       $1,583      12.6x       14.5x         1.8x         7.3x
              CNW Acquisition Co.

 1/27/89 Illinois Central Trans. Co. /                          $433         $689        N/A         N/A         0.9x          N/A
              The Prospect Group (3)

                                                          --------------------------------------------------------------------------
                                                            MEAN:                        20.2x       17.3x         2.6x        13.2x
                                                            MEDIAN:                      21.0x       17.2x         1.8x        10.8x
                                                            HIGH:                        26.3x       20.1x         7.0x        36.7x
                                                            LOW:                         12.6x       14.5x         0.8x         3.4x
                                                          --------------------------------------------------------------------------


                                                                        Transaction Value as a Multiple of:
                                                                    ---------------------------------------------
                                                                                    LTM
Annc.     Target /                                                  --------------------------------       Total
Date         Acquiror                                               Revenues       EBITDA      EBIT        Assets
--------- --------------------------------------------------        --------      -------     -----        ------
 10/15/96 Conrail Inc. /                                              3.3x         13.8x       20.5x         1.5x
            Joint Acquirors (Norfolk Southern and CSX Corp.)

  8/2/95 Southern Pacific Rail Corp. /                                2.4x         26.0x       56.1x         1.2x
            Union Pacific Corp. (1)

 3/10/95 Chicago & North Western Trans. Co. /                         2.9x         10.5x       14.3x         1.5x
            Union Pacific Corp.

 6/29/94 Santa Fe Pacific Corp. - Rail Oper. /                        2.0x          9.2x       14.0x         0.9x
            Burlington Northern

 8/13/93 Amoskeag Co. (2) /                                           0.8x          7.9x       12.1x         0.8x
            Fieldcrest Cannon Inc.

 9/21/92 MidSouth Corp.(2) /                                          3.2x          8.1x       11.0x         1.3x
            Kansas City Southern Ind.

  1/8/92 Fox River Valley Railroad /                                  2.1x          8.0x       11.3x         0.9x
            Wisconsin Central

 9/14/90 RF&P Corp. (Railroad Oper.) /                                2.4x           N/A        7.1x         0.9x
              CSX Corp. (3)

10/19/89 Soo Line Corp. /                                             0.9x         10.0x       10.0x         0.6x
              Canadian Pacific

  6/6/89 CNW Railway /                                                1.6x          9.2x       13.5x         1.0x
              CNW Acquisition Co.

 1/27/89 Illinois Central Trans. Co. /                                1.2x          9.3x       38.5x         0.5x
              The Prospect Group (3)

                                                   ---------------------------------------------------------------
                                                     MEAN:            2.1x          9.5x       12.6x         1.0x
                                                     MEDIAN:          2.1x          9.2x       12.1x         0.9x
                                                     HIGH:            3.3x         13.8x       20.5x         1.5x
                                                     LOW:             0.8x          7.9x        7.1x         0.5x
                                                   ---------------------------------------------------------------


NOTES:
(1) Union Pacific announced on October 13, that it was prepared to increase its offer to $20 per share if additional information would be made available to justify the higher price.
(2) These transactions were grossed up to 100% for the purpose of this analysis.
(3) CSX Corp. purchased only the railroad assets of the RF&P Corporation, Virginia Retirement System bought the remaining assets and liabilities in a stock purchase.
    December 1990 financials were used since segment breakdowns were unavailable in quarterly numbers.


In certain cases, company LTM operating data has been adjusted to exclude extraordinary and other one time charges and gains.
Note: Italics indicate outlier excluded from the summary calculation.